# Market development contract

Party A (Trustor) : Shenzhen Qitongda Trading Company Limited
Party B (Trustee) : Dandong LongSheen Horticulture Technology Co., Ltd.

Party A's bio-energy project is worthy of investing and can derive a good revenue in return. Party B is a listed company in the NASDAQ market in the United States, with a strong power in investing. Both parties have signed this agreement and have agreed on the following matters.

1. Amount of cash loan:
   Party B will lend Party A a sum of RMB 9.8 million, which is to be transferred on or before 1st July, 2010. B-2
2. Loan interest:
   Both parties agreed on not charging any loan interest.
3. Loan usage and period:
   This loan period is to be 1 year, from 1st July, 2010 up until 30th June, 2011. The loan amount is to be invested into the bio energy project by Party A.
4. Repayment date and method:
   Both parties have agreed on, from now up till 1st July, 2011, whereby if the bio energy project, in which Party A invested in, earns a profit of 30% of the invested amount, Party A will not be required to return the loan to Party B and the loan amount will become an invested capital in the project. If the invested project fails, the whole loan of RMB 9.8 million is to be returned back to Party B on or before 15th july, 2011.
5. Responsibility of voiding the contract:
   a If the loan amount is not transferred to Party A from Party B by the agreed date, Party A will have to bear an interest of 0.01% per day. If the loan is not transferred after 30 days, this contract will be terminated.
   b If Party A voids the contract by not returning the entire loan amount, unable to return the loan by the date stated in this contract or unable to transfer the loan amount into a capital invested in the bio energy project, Party A will be required to pay three times the loan amount to Party B.
6. The contract is effective after both party signs the contract. This contract contains two copies, each party having one copy.
7. May there be any dispute between the two parties, both parties can sign a legally binding contract in addition to this contract.

6.11.2010
B-2C